Exhibit 99.1

Sent via Electronic Delivery to: jderienzis@surgalign.com

June 1, 2022

Mr. Joshua H. DeRienzis

Chief Legal Officer

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

Re:	Surgalign Holdings, Inc. (the “Company”)

Nasdaq Security: Common Stock

Nasdaq Symbol: SRGA

Dear Mr. DeRienzis:

On December 23, 2021, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from May 17 to 31, 2022, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5450(a)(1) and this matter is now closed.

If you have any questions, please contact me at +1 301 978 8042.

Sincerely,

H. Jay Miller

Director

Nasdaq Listing Qualifications